Exhibit 99.1

[RedEnvelope Logo]

MEDIA CONTACT:
Susan Hook
RedEnvelope, Inc.

   415-512-6193

INVESTOR CONTACT:
Jordan Goldstein
Financial Dynamics

   415-439-4500

FOR IMMEDIATE RELEASE

REDENVELOPE CHAIRMAN MICHAEL MORITZ
WILL NOT SEEK ANOTHER TERM AS DIRECTOR

SAN FRANCISCO, CA (July 11, 2005) — RedEnvelope, Inc. (Nasdaq: REDE) today announced that Michael Moritz, the Company’s Chairman, will not seek reelection to the Company’s Board of Directors at RedEnvelope’s upcoming Annual Meeting of stockholders. Mr. Moritz, who has served on the Company’s Board since 1999, said that this decision would allow him to focus more of his efforts on early stage investments. “The Company is grateful to Mike for his leadership over the last six years. His vision and insight have been invaluable in building our business and our brand,” said Alison May, the Company’s President and Chief Executive Officer.

RedEnvelope, Inc. is an online retailer of upscale gifts for every occasion, every day. RedEnvelope offers a unique assortment of imaginative gifts through its catalog and website, www.RedEnvelope.com.

RedEnvelope and the RedEnvelope logo are registered trademarks of RedEnvelope, Inc.